                         NOTICE OF GUARANTEED DELIVERY
                    FOR TENDER OF SHARES OF COMMON STOCK OF

                              THE KOREA FUND, INC.

                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED JANUARY 19, 2006

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a shareholder's certificates for shares of common stock, par value $0.01 per share (the "Shares") of The Korea Fund, Inc., are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 12:00 midnight, Eastern time, on the Expiration Date. The "Expiration Date" is February 16, 2006, unless the Fund, in its sole discretion, extends the period during which the Offer is open, in which case "Expiration Date" shall mean the last date the Offer, as so extended by the Fund, shall expire. This form may be delivered by hand or overnight courier or transmitted by facsimile transmission or mail to the Depositary at the appropriate address set forth below and must be received by the Depositary on or before 12:00 midnight, Eastern time, on the Expiration Date. See Section 4, "Procedures for Tendering Shares," of the Offer to Purchase dated January 19, 2006 (the "Offer to Purchase").

                                The Depositary:
                            THE COLBENT CORPORATION

                                        By Registered, Certified
                                            or Express Mail
       By First Class Mail:              or Overnight Courier:                     By Hand:
     The Colbent Corporation            The Colbent Corporation            The Colbent Corporation
     Attn: Corporate Actions            Attn: Corporate Actions            Attn: Corporate Actions
            POB 859208                    161 Bay State Drive                161 Bay State Drive
     Braintree, MA 02185-9208             Braintree, MA 02184                Braintree, MA 02184

                   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
                     OTHER THAN THOSE SHOWN ABOVE DOES NOT
                          CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

     The undersigned hereby tenders to The Korea Fund, Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated January 19, 2006, and the related Letter of Transmittal (which, together, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below and all Shares that may be held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the dividend reinvestment plan pursuant to the guaranteed delivery procedures set forth in
Section 4, "Procedures for Tendering Shares," of the Offer to Purchase.

Number of Shares Tendered:
------------------------------------------------------------------------------------------------------------------
Certificate Nos. (if available):

--------------------------------------------------------  --------------------------------------------------------


--------------------------------------------------------  --------------------------------------------------------
Name(s) of Record Holder(s): -----------------------------------------------
Address(es): ------------------------------


------------------------------------------------------------------------------------------------------------------
City                                                    State                                             Zip Code

Area Code and Telephone Number(s): ------------------------------

Taxpayer Identification or Social Security
Number(s): ------------------------------

If Shares will be tendered by book-entry transfer to The Depository Trust Company, please check box: [ ]
The Depository Trust Company
Account Number: -----------------------------------------------
     The undersigned also tenders all uncertified Shares that may be held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan:
[ ] Yes    [ ] No
(Note: If neither of these boxes is checked, any such uncertificated Shares will NOT be tendered.)
Dated: ----------------------------------------- , 2006
                                                          --------------------------------------------------------
                                                          SIGNATURE

YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE PURCHASE REQUEST WHICH WILL MEAN THE FUND CANNOT PURCHASE YOUR SHARES.

                                   GUARANTEE
     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby: (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedure for book-entry transfer) into the Depositary's account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, all of which must be received by the Depositary prior to 5:00 p.m., Eastern time, on the third NYSE trading day after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, properly completed and duly executed; and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm: ------------------------------------------------------------
                                 (PLEASE PRINT)

Authorized
Signature: ------------------------------------------------------------

Name: ------------------------------------------------------------
                                 (PLEASE PRINT)

Title: ------------------------------------------------------------

--------------------------------------------------------------------------------

Address: ------------------------------------------------------------

--------------------------------------------------------------------------------
    CITY                            STATE                           ZIP CODE

Area Code and Telephone
Number: ------------------------------------------------------------

Dated: ------------------------------------------------------------

                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
      YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

                                        3